FOR IMMEDIATE RELEASE	February 24, 2022

Teleflex Announces Fourth Quarter and Full-Year 2021 Financial Results

Wayne, PA -- Teleflex Incorporated (NYSE: TFX) (the “Company”) today announced financial results for the fourth quarter ended December 31, 2021.

Fourth quarter financial summary
•Reported revenues of $761.9 million, up 7.1% year-over-year; up 7.9% on a constant currency basis
•GAAP diluted EPS from continuing operations of $2.69 as compared to $1.62 in the prior year period
•Adjusted diluted EPS from continuing operations of $3.60, up 10.8% year-over-year

2022 guidance summary

•GAAP revenue growth expected to be 2.3% to 3.8%
•Constant currency revenue growth of 4.0% to 5.5% inclusive of a 1.6% headwind from the initial phase of the respiratory divestiture completed on June 28, 2021
•GAAP diluted EPS from continuing operations of $8.90 to $9.50
•Adjusted diluted EPS from continuing operations guidance range of $13.70 to $14.30 inclusive of an estimated $0.17 headwind from the respiratory divestiture

Liam Kelly, Chairman, President and Chief Executive Officer, said, “Teleflex delivered solid fourth quarter and 2021 full year results reflecting strong execution, the benefits of our diversified product portfolio, and the dedication of our global team to serving our customers. For 2022, we believe Teleflex remains well-positioned to drive durable growth and manage the challenges of the current environment. We remain committed to our multi-year strategy to optimize our portfolio for growth, enhance margins, and advance our ESG initiatives."

NET REVENUE BY SEGMENT
The following tables provide information regarding net revenues in each of the Company's reportable operating segments for the three and twelve months ended December 31, 2021 and December 31, 2020 on a GAAP and constant currency basis.

	Three Months Ended		% Increase / (Decrease)
	December 31, 2021	December 31, 2020	Reported Revenue Growth	Currency Impact	Constant Currency Revenue Growth
Americas	$451.7	$419.5	7.7%	0.1%	7.6%
EMEA	164.5	161.4	1.9%	(2.9)%	4.8%
Asia	78.5	78.6	(0.1)%	(0.6)%	0.5%
OEM	67.2	51.7	30.0%	(0.9)%	30.9%
Total	$761.9	$711.2	7.1%	(0.8)%	7.9%

	Twelve Months Ended		% Increase / (Decrease)
	December 31, 2021	December 31, 2020	Reported Revenue Growth	Currency Impact	Constant Currency Revenue Growth
Americas	$1,659.3	$1,465.0	13.3%	0.4%	12.9%
EMEA	606.8	584.9	3.8%	4.4%	(0.6)%
Asia	297.8	267.0	11.5%	4.9%	6.6%
OEM	245.7	220.3	11.5%	1.0%	10.5%
Total	$2,809.6	$2,537.2	10.7%	1.9%	8.8%

NET REVENUE BY GLOBAL PRODUCT CATEGORY
The following tables provide information regarding net revenues in each of the Company's global product categories for the three and twelve months ended December 31, 2021 and December 31, 2020 on a GAAP and constant currency basis.

	Three Months Ended		% Increase / (Decrease)
	December 31, 2021	December 31, 2020	Reported Revenue Growth	Currency Impact	Constant Currency Revenue Growth
Vascular Access	$193.0	$182.5	5.8%	(0.6)%	6.4%
Interventional	114.9	106.7	7.7%	(0.5)%	8.2%
Anesthesia	102.8	86.1	19.4%	(1.1)%	20.5%
Surgical	106.4	92.3	15.3%	(0.8)%	16.1%
Interventional Urology	92.9	93.9	(1.0)%	—%	(1.0)%
OEM	67.2	51.7	30.1%	(0.8)%	30.9%
Other	84.7	98.1	(13.7)%	(1.5)%	(12.2)%
Total	$761.9	$711.2	7.1%	(0.8)%	7.9%

	Twelve Months Ended		% Increase / (Decrease)
	December 31, 2021	December 31, 2020	Reported Revenue Growth	Currency Impact	Constant Currency Revenue Growth
Vascular Access	$700.2	$657.7	6.5%	1.9%	4.6%
Interventional	427.5	382.4	11.8%	1.9%	9.9%
Anesthesia	380.1	302.3	25.8%	3.2%	22.6%
Surgical	377.8	317.2	19.1%	2.7%	16.4%
Interventional Urology	341.7	290.0	17.8%	0.1%	17.7%
OEM	245.7	220.3	11.5%	1.0%	10.5%
Other	336.6	367.3	(8.4)%	2.2%	(10.6)%
Total	$2,809.6	$2,537.2	10.7%	1.9%	8.8%

OTHER FINANCIAL HIGHLIGHTS
•Depreciation expense, amortization of intangible assets and deferred financing charges for the year ended December 31, 2021 totaled $241.9 million compared to $231.7 million for the prior year period.
•Cash and cash equivalents at December 31, 2021 were $445.1 million compared to $375.9 million at December 31, 2020.
•Net accounts receivable at December 31, 2021 were $383.6 million compared to $395.1 million at December 31, 2020.
•Inventories at December 31, 2021 were $477.6 million compared to $513.2 million at December 31, 2020.
•Net cash provided by operating activities from continuing operations was $652.1 million for the year ended December 31, 2021, as compared to $437.1 million for 2020. The increase in cash from operations primarily reflects favorable operating results and lower contingent consideration payments.

2022 OUTLOOK
On a GAAP basis, full year 2022 revenues are expected to increase by 2.3% to 3.8%, reflecting our estimate of an approximately 1.7% negative impact of foreign exchange rate fluctuations. On a constant currency basis, the Company expects full year 2022 revenue growth of 4.0% to 5.5%, inclusive of an approximately 1.6% year-over-year headwind from the initial phase of the respiratory divestiture completed on June 28, 2021.

The Company expects full year 2022 GAAP diluted earnings per share from continuing operations of $8.90 to $9.50. The Company estimates 2022 adjusted diluted earnings per share from continuing operations of $13.70 to $14.30, representing a 2.8% to 7.3% increase year-over-year. The divestiture of the respiratory assets is estimated to be dilutive to 2022 adjusted earnings per share by $0.17.

Forecasted 2022 Constant Currency Revenue Growth Reconciliation

	Low	High
Forecasted 2022 GAAP revenue growth	2.30%	3.80%
Estimated impact of foreign currency exchange rate fluctuations	(1.70)%	(1.70)%
Forecasted 2022 constant currency revenue growth	4.00%	5.50%

Forecasted 2022 Adjusted Diluted Earnings Per Share From Continuing Operations Reconciliation

	Low	High
Forecasted GAAP diluted earnings per share from continuing operations	$8.90	$9.50
Restructuring, restructuring related and impairment items, net of tax	$0.74	$0.74
Acquisition, integration and divestiture related items, net of tax	$0.01	$0.01
Other items, net of tax	$0.00	$0.00
MDR	$0.79	$0.79
Intangible amortization expense, net of tax	$3.26	$3.26
Forecasted adjusted diluted earnings per share from continuing operations	$13.70	$14.30

CONFERENCE CALL WEBCAST AND ADDITIONAL INFORMATION
A webcast of Teleflex's fourth quarter 2021 investor conference call can be accessed live from a link on the company's website at teleflex.com. The call will begin at 8:00 am ET on February 24, 2022.

An audio replay of the investor call will be available beginning at 11:00 am ET on February 24, 2022, either on the Teleflex website or by telephone. The call can be accessed by dialing (800) 585-8367 (U.S./Canada) or (416) 621-4642 (International). The confirmation code is 1028958.

ADDITIONAL NOTES
References in this release to the impact of foreign currency exchange rate fluctuations on adjusted diluted earnings per share include both the impact of translating foreign currencies into U.S. dollars and the impact of foreign currency exchange rate fluctuations on foreign currency denominated transactions.
In the discussion of segment results, "new products" refers to products for which we initiated commercial sales within the past 36 months and "existing products" refers to products we have sold commercially for more than 36 months.
Certain financial information is presented on a rounded basis, which may cause minor differences.
Segment results and commentary exclude the impact of discontinued operations.

NOTES ON NON-GAAP FINANCIAL MEASURES
We report our financial results in accordance with accounting principles generally accepted in the United States, commonly referred to as “GAAP.” In this press release, we provide supplemental information, consisting of the following non-GAAP financial measures: constant currency revenue growth and adjusted diluted earnings per share. These non-GAAP measures are described in more detail below. Management uses these financial measures to assess Teleflex’s financial performance, make operating decisions, allocate financial resources, provide guidance on possible future results, and assist in its evaluation of period-to-period and peer comparisons. The non-GAAP measures may be useful to investors because they provide insight into management’s assessment of our business, and provide supplemental information pertinent to a comparison of period-to-period results of our ongoing operations. The non-GAAP financial measures are presented in addition to results presented in accordance with GAAP and should not be relied upon as a substitute for GAAP financial measures. Moreover, our non-GAAP financial measures may not be comparable to similarly titled measures used by other companies.

Tables reconciling changes in historical constant currency net revenues to historical GAAP net revenues are set forth above under “Net Revenue by Segment" and "Net Revenue by Global Product Category". Tables reconciling historical adjusted diluted earnings per share from continuing operations to historical GAAP diluted earnings per share from continuing operations are set forth below.

Constant currency revenue growth: This non-GAAP measure is based upon net revenues, adjusted to eliminate the impact of translating the results of international subsidiaries at different currency exchange rates from period to period. The impact of changes in foreign currency may vary significantly from period to period, and such changes generally are outside of the control of our management. We believe that this measure facilitates a comparison of our operating performance exclusive of currency exchange rate fluctuations that do not reflect our underlying performance or business trends.

Adjusted diluted earnings per share: This non-GAAP measure is based upon diluted earnings per share from continuing operations, the most directly comparable GAAP measure, adjusted to exclude, depending on the period presented, the items described below. Management does not believe that any of the excluded items are indicative of our underlying core performance or business trends.

Restructuring, restructuring related and impairment items - Restructuring programs involve discrete initiatives designed to, among other things, consolidate or relocate manufacturing, administrative and other facilities, outsource distribution operations, improve operating efficiencies and integrate acquired businesses. Depending on the specific restructuring program involved, our restructuring charges may include employee termination, contract termination, facility closure, employee relocation, equipment relocation, outplacement and other exit costs associated with the restructuring program.  Restructuring related charges are directly related to our restructuring programs and consist of facility consolidation costs, including accelerated depreciation expense related to facility closures, costs to transfer manufacturing operations between locations, and retention bonuses offered to certain employees as an incentive for them to remain with our company after completion of the restructuring program. Impairment charges occur if, due to events or changes in circumstances, we determine that the carrying value of an asset exceeds its fair value. Impairment charges do not directly affect our liquidity, but could have a material adverse effect on our reported financial results.

Acquisition, integration and divestiture related items - Acquisition and integration expenses are incremental charges, other than restructuring or restructuring related expenses, that are directly related to specific business or asset acquisition transactions.  These charges may include, among other things, professional, consulting and other fees; systems integration costs; legal entity restructuring expense; inventory step-up amortization (amortization, through cost of goods sold, of the increase in fair value of inventory resulting from a fair value calculation as of the acquisition date); fair value adjustments to contingent consideration liabilities; and bridge loan facility and backstop financing fees in connection with loan facilities that ultimately were not utilized. Divestiture related activities involve specific business or asset sales.  Depending primarily on the terms of a divestiture transaction, the carrying value of the divested business or assets on our financial statements and other costs we incur as a direct result of the divestiture transaction, we may recognize a gain or loss in connection with the divestiture related activities.

Other items - These are discrete items that occur sporadically and can affect period-to-period comparisons. See footnote C to the reconciliation tables set forth below.

European medical device regulation - The European Union (“EU”) has adopted the EU Medical Device Regulation (“MDR”), which replaces the existing Medical Devices Directive (“MDD”) and imposes more stringent requirements for the marketing and sale of medical devices in the EU, including requirements affecting clinical evaluations, quality systems and post-market surveillance.  The MDR requirements became effective in May 2021, although certain devices that previously satisfied MDD requirements can continue to be marketed in the EU until May 2024, subject to certain limitations. Significantly, the MDR will require the re-registration of previously approved medical devices. As a result, Teleflex will incur expenditures in connection with the new registration of medical devices that previously had been registered under the MDD. Therefore, these expenditures are not considered to be ordinary course expenditures in connection with regulatory matters (in contrast, no adjustment has been made to exclude expenditures related to the registration of medical devices that were not registered previously under the MDD).

Intangible amortization expense - Certain intangible assets, including customer relationships, intellectual property, distribution rights, trade names and non-competition agreements, initially are recorded at historical cost and then amortized over their respective estimated useful lives. The amount of such amortization can vary from period to period as a result of, among other things, business or asset acquisitions or dispositions.

Tax adjustments - These adjustments represent the impact of the expiration of applicable statutes of limitations for prior year returns, the resolution of audits, the filing of amended returns with respect to prior tax years and/or tax law or certain other discrete changes affecting our deferred tax liability.

Reconciliation of Consolidated Statement of Income Items (Dollars in millions, except per share data)

Three Months Ended December 31, 2021
	Gross margin	Selling, general and administrative expenses (1)	Research and development expenses (1)	Operating margin (2)	Income before income taxes	Income tax expense	Effective income tax rate	Diluted earnings per share from continuing operations
GAAP Basis	55.1%	29.9%	4.7%	20.4%	$143.3	$15.8	11.0%	$2.69
Adjustments
Restructuring, restructuring related and impairment items (A)	1.1	(0.2)	—	1.4	10.5	(0.1)		0.22
Acquisition, integration and divestiture related items (B)	—	0.3	—	(0.4)	(2.7)	0.0		(0.06)
Other items (C)	(0.3)	—	—	(0.3)	(2.2)	(0.6)		(0.03)
MDR	—	—	(1.1)	1.1	8.7	0.0		0.18
Intangible amortization expense	2.9	(2.4)	—	5.4	40.8	4.6		0.76
Tax adjustments	—	—	—	—	0.0	7.7		(0.16)
Adjustments total	3.7	(2.3)	(1.1)	7.2	55.1	11.6		0.91
Adjusted basis	58.8%	27.6%	3.6%	27.6%	$198.4	$27.4	13.8%	$3.60

Three Months Ended December 31, 2020
	Gross margin	Selling, general and administrative expenses (1)	Research and development expenses (1)	Operating margin (2)	Income before income taxes	Income tax expense	Effective income tax rate	Diluted earnings per share from continuing operations
GAAP Basis	53.9%	32.7%	4.7%	13.4%	$76.6	$0.0	(0.1)%	$1.62
Adjustments
Restructuring, restructuring related and impairment items (A)	1.0	—	—	4.1	29.3	1.8		0.58
Acquisition, integration and divestiture related items (B)	0.1	(2.9)	—	2.9	20.7	0.5		0.43
Other items (C)	—	(0.1)	—	0.1	0.6	0.1		0.01
MDR	—	—	(0.5)	0.5	3.8	(0.1)		0.08
Intangible amortization expense	3.0	(2.6)	—	5.6	40.0	5.5		0.73
Tax adjustments	—	—	—	—	0.0	9.5		(0.20)
Adjustments total	4.1	(5.6)	(0.5)	13.2	94.4	17.3		1.63
Adjusted basis	58.0%	27.1%	4.2%	26.6%	$171.0	$17.3	10.1%	$3.25
Notes: (1) Selling, general and administrative expenses and research and development expenses are shown as a percentage of net revenues.
(2) Operating margin defined as Income from continuing operations before interest, loss on extinguishment of debt and taxes as a percentage of net revenues.

Year ended December 31, 2021
	Gross margin	Selling, general and administrative expenses (1)	Research and development expenses (1)	Operating margin (2)	Income before income taxes	Income tax expense	Effective income tax rate	Diluted earnings per share from continuing operations
GAAP Basis	55.2%	30.6%	4.7%	22.4%	$559.5	$74.3	13.3%	$10.23
Adjustments
Restructuring, restructuring related and impairment items (A)	1.0	(0.1)	—	1.9	52.9	4.3		1.03
Acquisition, integration and divestiture related items (B)	0.1	(0.4)	—	(2.7)	(75.7)	(14.6)		(1.29)
Other items (C)	(0.1)	0.2	—	(0.3)	4.5	2.2		0.04
MDR	—	—	(0.9)	0.8	22.9	0.0		0.48
Intangible amortization expense	3.2	(2.7)	—	5.9	165.6	25.5		2.96
Tax adjustments	—	—	—	—	0.0	5.8		(0.12)
Adjustments total	4.2	(3.0)	(0.9)	5.6	170.2	23.2		3.10
Adjusted basis	59.4%	27.6%	3.8%	28.0%	$729.7	$97.5	13.4%	$13.33

Year ended December 31, 2020
	Gross margin	Selling, general and administrative expenses (1)	Research and development expenses (1)	Operating margin (2)	Income before income taxes	Income tax expense	Effective income tax rate	Diluted earnings per share from continuing operations
GAAP Basis	52.2%	29.3%	4.7%	16.7%	$357.7	$21.9	6.1%	$7.10
Adjustments
Restructuring, restructuring related and impairment items (A)	1.0	—	—	2.6	65.2	3.0		1.32
Acquisition, integration and divestiture related items (B)	0.1	1.2	—	(1.1)	(26.8)	1.2		(0.59)
Other items (C)	—	—	—	—	1.1	0.3		0.02
MDR	—	—	(0.4)	0.4	11.3	0.0		0.24
Intangible amortization expense	3.4	(3.0)	—	6.3	158.7	24.3		2.83
Tax adjustments	—	—	—	—	0.0	12.0		(0.25)
Adjustments total	4.5	(1.8)	(0.4)	8.2	209.5	40.8		3.57
Adjusted basis	56.7%	27.5%	4.3%	24.9%	$567.2	$62.7	11.1%	$10.67
Notes: (1) Selling, general and administrative expenses and research and development expenses are shown as a percentage of net revenues.
(2) Operating margin defined as Income from continuing operations before interest, loss on extinguishment of debt and taxes as a percentage of net revenues.

Tickmarks to Reconciliation Tables
(A)Restructuring, restructuring related and impairment items – For the three months ended December 31, 2021, pre-tax restructuring charges were $1.3 million; pre-tax restructuring related charges were $9.2 million. For the three months ended December 31, 2020, pre-tax restructuring charges were $0.4 million, pre-tax restructuring related charges were $7.5 million, and pre-tax impairment charges were $21.4 million. For the year ended December 31, 2021, pre-tax restructuring charges were $15.0 million, pre-tax restructuring related charges were $31.2 million; and pre-tax impairment charges were $6.7 million. For the year ended December 31, 2020, pre-tax restructuring charges were $17.1 million, pre-tax restructuring related charges were $26.7 million, and pre-tax impairment charges were $21.4 million.
(B)Acquisition, integration and divestiture related items – For the three months ended December 31, 2021, these charges primarily related to the reversal of contingent consideration liabilities, charges related to our divestiture of certain respiratory assets, and charges related to a legal entity restructuring. For the three months ended December 31, 2020, these charges primarily related to contingent consideration liabilities, reversal of previously recognized income related to a distributor conversion in Japan, and charges primarily related to our acquisition of Z-Medica, LLC. For the year ended December 31, 2021, these items primarily related to a net gain on our divestiture of certain respiratory assets, charges related to contingent consideration liabilities, charges incurred in connection with the Z-Medica, LLC acquisition, and a related legal entity restructuring. For the year ended December 31, 2020, these items primarily related to the reversal of contingent consideration liabilities, partially offset by charges primarily related to our acquisitions of IWG High Performance Conductors, Inc. and Z-Medica, LLC. and the reversal of previously recognized income related to a distributor conversion in Japan.
(C)Other items – For the three months ended December 31, 2021 other items related to the reversal of a contingent liability related to a foreign tax matter. For the year ended December 31, 2021 other items related to charges incurred in connection with a debt extinguishment; the reversal of contingent liabilities related to tariffs and another foreign tax matter; and a benefit from a prior year tax matter. For the three months ended December 31, 2020, other items included expenses associated with a franchise audit. For the year ended December 31, 2020, other items included expenses associated with a franchise tax audit and prior year tax matters.

ABOUT TELEFLEX INCORPORATED

Teleflex is a global provider of medical technologies designed to improve the health and quality of people’s lives. We apply purpose driven innovation - a relentless pursuit of identifying unmet clinical needs - to benefit patients and healthcare providers. Our portfolio is diverse, with solutions in the fields of vascular access, interventional cardiology and radiology, anesthesia, emergency medicine, surgical, urology and respiratory care. Teleflex employees worldwide are united in the understanding that what we do every day makes a difference. For more information, please visit teleflex.com.
Teleflex is the home of Arrow®, Deknatel®, LMA®, Pilling®, QuikClot®, Rusch®, UroLift®, and Weck® - trusted brands united by a common sense of purpose.

CAUTION CONCERNING FORWARD-LOOKING INFORMATION
This press release contains forward-looking statements, including, but not limited to, statements regarding forecasted 2022 GAAP and constant currency revenue growth and GAAP and adjusted diluted earnings per share; our estimates regarding the projected impact of foreign currency exchange rate fluctuations on our 2022 financial results; and our estimates with regard to the projected impacts of the divestiture of a significant portion of our respiratory business on our financial results. Actual results could differ materially from those in the forward-looking statements due to, among other things, the adverse economic conditions associated with the COVID-19 global health pandemic and the associated financial crisis, stay-at-home and other orders, which may significantly reduce customer spending and which may have a negative impact on the Company’s business, changes in business relationships with and purchases by or from major customers or suppliers; delays or cancellations in shipments; demand for and market acceptance of new and existing products; our inability to provide products to our customers, which may be due to, among other things, events that impact key distributors, suppliers and third-party vendors that sterilize our products; our inability to integrate acquired businesses into our operations, realize planned synergies and operate such businesses profitably in accordance with our expectations; the inability of acquired businesses to generate revenues in accordance with our expectations; our inability to effectively execute our restructuring plans and programs; our inability to realize anticipated savings from restructuring plans and programs; the impact of healthcare reform legislation and proposals to amend, replace or repeal the legislation; changes in Medicare, Medicaid and third party coverage and reimbursements; the impact of enacted tax legislation and related regulations; competitive market conditions and resulting effects on revenues and pricing; increases in raw material costs that cannot be recovered in product pricing; global economic factors, including currency exchange rates, interest rates, trade disputes, sovereign debt issues and the impact of the United Kingdom's departure from the European Union, commonly known as "Brexit"; public health epidemics; difficulties in entering new markets; general economic conditions; and other factors described or incorporated in our filings with the Securities and Exchange Commission, including our most recently filed Annual Report on Form 10-K. We expressly disclaim any obligation to update forward-looking statements, except as otherwise specifically stated by us or as required by law or regulation.

TELEFLEX INCORPORATED
CONSOLIDATED STATEMENTS OF INCOME
(Unaudited)

	Three Months Ended		Twelve Months Ended
	December 31, 2021	December 31, 2020	December 31, 2021	December 31, 2020
	(Dollars and shares in thousands, except per share)
Net revenues	$761,914	$711,179	$2,809,563	$2,537,156
Cost of goods sold	342,182	327,625	1,259,961	1,212,282
Gross profit	419,732	383,554	1,549,602	1,324,874
Selling, general and administrative expenses	227,584	232,906	860,085	743,568
Research and development expenses	35,795	33,769	130,841	119,747
Restructuring and impairment charges	1,287	21,799	21,738	38,491
Gain on sale of business and assets	—	—	(91,157)	—
Income from continuing operations before interest, loss on extinguishment of debt and taxes	155,066	95,080	628,095	423,068
Interest expense	12,011	18,721	56,969	66,494
Interest income	(222)	(202)	(1,328)	(1,158)
Loss on extinguishment of debt	—	—	12,986	—
Income from continuing operations before taxes	143,277	76,561	559,468	357,732
Taxes (benefit) on income from continuing operations	15,814	(40)	74,349	21,931
Income from continuing operations	127,463	76,601	485,119	335,801
Income (loss) from discontinued operations	801	(610)	331	(621)
Taxes (benefit) on operating loss from discontinued operations	185	(140)	76	(144)
Income (loss) from discontinued operations	616	(470)	255	(477)
Net income	$128,079	$76,131	$485,374	$335,324
Earnings per share:
Basic:
Income from continuing operations	$2.72	$1.64	$10.37	$7.22
Income (loss) from discontinued operations	0.01	(0.01)	0.01	(0.01)
Net income	$2.73	$1.63	$10.38	$7.21
Diluted:
Income from continuing operations	$2.69	$1.62	$10.23	$7.10
Income (loss) from discontinued operations	0.01	(0.01)	—	(0.01)
Net income	$2.70	$1.61	$10.23	$7.09
Weighted average shares outstanding:
Basic	46,849	46,599	46,774	46,488
Diluted	47,417	47,343	47,427	47,287

TELEFLEX INCORPORATED
CONSOLIDATED BALANCE SHEETS
(Unaudited)

	December 31, 2021	December 31, 2020
	(Dollars in thousands)
ASSETS
Current assets
Cash and cash equivalents	$445,084	$375,880
Accounts receivable, net	383,569	395,071
Inventories	477,643	513,196
Prepaid expenses and other current assets	117,277	115,436
Prepaid taxes	5,545	22,842
Total current assets	1,429,118	1,422,425
Property, plant and equipment, net	443,758	473,912
Operating lease assets	129,653	100,635
Goodwill	2,504,202	2,585,966
Intangibles assets, net	2,289,067	2,519,746
Deferred tax assets	6,820	8,073
Other assets	69,104	41,802
Total assets	$6,871,722	$7,152,559
LIABILITIES AND EQUITY
Current liabilities
Current borrowings	$110,000	$100,500
Accounts payable	118,236	102,520
Accrued expenses	163,441	136,276
Payroll and benefit-related liabilities	143,657	122,366
Accrued interest	5,209	7,135
Income taxes payable	83,943	17,361
Other current liabilities	55,633	53,869
Total current liabilities	680,119	540,027
Long-term borrowings	1,740,102	2,377,888
Deferred tax liabilities	370,124	484,678
Pension and postretirement benefit liabilities	45,185	74,499
Noncurrent liability for uncertain tax positions	8,646	10,127
Noncurrent operating lease liabilities	116,033	86,097
Other liabilities	156,765	242,786
Total liabilities	3,116,974	3,816,102
Commitments and contingencies
Shareholders’ equity
Common shares, $1 par value Issued: 2021 — 47,929 shares; 2020 — 47,812 shares	47,929	47,812
Additional paid-in capital	693,090	652,305
Retained earnings	3,517,954	3,096,228
Accumulated other comprehensive loss	(346,959)	(297,298)
	3,912,014	3,499,047
Less: Treasury stock, at cost	157,266	162,590
Total shareholders' equity	3,754,748	3,336,457
Total liabilities and shareholders' equity	$6,871,722	$7,152,559

TELEFLEX INCORPORATED
CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)

	Year ended
	December 31, 2021	December 31, 2020
	(Dollars in thousands)
Cash flows from operating activities of continuing operations:
Net income	$485,374	$335,324
Adjustments to reconcile net income to net cash provided by operating activities:
(Income) loss from discontinued operations	(255)	477
Depreciation expense	71,758	68,567
Intangible asset amortization expense	165,604	158,685
Deferred financing costs and debt discount amortization expense	4,493	4,430
Loss on extinguishment of debt	12,986	—
Fair value step up of acquired inventory sold	3,993	1,707
Changes in contingent consideration	8,475	(38,164)
Impairment of long-lived assets	6,739	21,388
Stock-based compensation	22,937	20,739
Net gain on sales of business and assets	(91,157)	—
Deferred income taxes, net	(110,239)	(32,675)
Payments for contingent consideration	(230)	(79,801)
Interest benefit on swaps designated as net investment hedges	(19,296)	(19,178)
Other	(36,388)	(26,636)
Changes in operating assets and liabilities, net of effects of acquisitions and disposals:
Accounts receivable	(600)	44,748
Inventories	(11,138)	(5,497)
Prepaid expenses and other current assets	(28,410)	(4,323)
Accounts payable, accrued expenses and other liabilities	94,020	646
Income taxes receivable and payable, net	73,473	(13,294)
Net cash provided by operating activities from continuing operations	652,139	437,143
Cash flows from investing activities of continuing operations:
Expenditures for property, plant and equipment	(71,618)	(90,694)
Payments for businesses and intangibles acquired, net of cash acquired	(4,590)	(767,830)
Proceeds from sales of business and assets	224,909	1,400
Net interest proceeds on swaps designated as net investment hedges	19,154	19,341
Proceeds from sales of investments	7,300	—
Purchase of investments	(18,418)	—
Net cash provided by (used in) investing activities from continuing operations	156,737	(837,783)
Cash flows from financing activities of continuing operations:
Proceeds from new borrowings	400,000	1,513,807
Reduction in borrowings	(1,034,500)	(938,807)
Debt extinguishment, issuance and amendment fees	(9,774)	(8,440)
Net proceeds from share based compensation plans and the related tax impacts	12,451	18,994
Payments for contingent consideration	(31,448)	(67,170)
Dividends paid	(63,648)	(63,221)
Proceeds from sale of treasury stock	11,097	—
Net cash (used in) provided by financing activities from continuing operations	(715,822)	455,163
Cash flows from discontinued operations:
Net cash (used in) provided by operating activities	(720)	(737)
Net cash (used in) provided by discontinued operations	(720)	(737)
Effect of exchange rate changes on cash and cash equivalents	(23,130)	21,011
Net increase (decrease) in cash and cash equivalents	69,204	74,797
Cash and cash equivalents at the beginning of the year	375,880	301,083
Cash and cash equivalents at the end of the year	$445,084	$375,880

Contacts:
Teleflex Incorporated:
Lawrence Keusch
Vice President, Investor Relations and Strategy Development

John Hsu, CFA
Vice President, Investor Relations

investors.teleflex.com
610-948-2836